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                                                                 EXHIBIT 4.11

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                       TRANSAMERICAN REFINING CORPORATION


                                      and


                           FIRST UNION NATIONAL BANK,
                                   as Trustee



                           ____________________________

                               SECURITY AGREEMENT

                           Dated as of March 14, 1997

                           ____________________________




              $36,000,000 Senior Secured Notes due March 14, 1998





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                               SECURITY AGREEMENT

       This SECURITY AGREEMENT, together with any amendments, replacements and supplements hereafter entered into (the "Security Agreement"), dated as of March 14, 1997, between TransAmerican Refining Corporation (together with its successors and assigns, the "Company") and First Union National Bank, (together with its successors and assigns, the "Trustee"), is made for the benefit of the Holders. As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture (the "Indenture"), dated the date hereof, between the Company and the Trustee, relating to the Company's Senior Secured Notes due March 14, 1998 (the "Notes"), as amended from time to time in accordance with the terms thereof.

                              W I T N E S S E T H:

       WHEREAS, the Company will issue $36,000,000 aggregate principal amount of Notes pursuant to the Indenture;

       WHEREAS, pursuant to the Disbursement Agreement, the Company has opened the custodial account described in Schedule I hereto (the "Collateral Account") at and with First Union National Bank, (the "Disbursement Agent"), at its corporate trust offices at 40 Broad Street, Suite 550, New York, New York 10004, and will make an initial deposit of $36,000,000 to the Collateral Account, consisting of the entire proceeds of the sale of the Notes; and

       WHEREAS, in order to secure the payment and performance in full of the Indenture obligations, the parties hereto desire to set forth their mutual understanding and certain agreements regarding the terms and conditions of the granting of a security interest in the Account Collateral(as defined below) made by the Company to the Trustee for the benefit of the Holders of the Notes.

       NOW, THEREFORE, in consideration of the premises and other benefits to the Company, the receipt and sufficiency of which are hereby acknowledge, the parties hereto hereby agree as follows:

       Section 1. Grant of Security. The Company hereby assigns and pledges to the Trustee for the ratable benefit of the Holders, and hereby grants to the Trustee for the ratable benefit of the Holders, a security interest in all of the Company's right, title and interest in and to all of the following (collectively, the "Account Collateral"):

              (a) the Collateral Account, all funds therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account;

              (b) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

              (c) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Account Collateral; and

              (d) all interest, dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral.

       Section 2. Security for Obligations. This Security Agreement secures the prompt and complete payment and performance of all obligations under the Indenture including, without limitation, the payment of all amounts owed by the Company to the Trustee or the Holders under or with respect to the Indenture, the Notes or any Security Document.




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       Section 3.  The Company Remains Liable.  Anything herein to the contrary notwithstanding,

              (a) the Company shall remain liable under the contracts and agreements included in the Account Collateral to the extent set forth therein to perform all of the Company's duties and obligations thereunder to the same extent as if this Security Agreement had not been executed:

              (b) the exercise by the Trustee of any of the rights hereunder shall not release the Company from any of its duties or obligations under the contracts and agreements included in the Account Collateral; and

              (c) neither the Trustee nor any Holder shall have any obligation or liability under the contracts and agreements included in the Account Collateral by reason of this Security Agreement, nor shall the Trustee or any Holder be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

       Section 4. Delivery of Account Collateral. All certificates or instruments representing or evidencing Account Collateral shall be delivered to and held by the Disbursement Agent on behalf of the Trustee for the benefit of the Holders of the Notes pursuant to this Agreement and the Disbursement Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Trustee. The Trustee shall have the right, at any time and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Account Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Account Collateral for certificates or instruments of smaller or larger denominations.

       Section 5. Maintaining the Collateral Account. So long as any Indenture obligation shall remain unpaid and until such time as the Indenture shall have been satisfied and discharged in accordance with Article VIII thereof;

              (a) the Company shall maintain the Collateral Account only with the Disbursement Agent, and with the sole dominion and control of the Trustee and the Disbursement Agent; and

              (b) except as permitted by the Disbursement Agreement, it shall be a term and condition of the Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to such Collateral Account and except as otherwise provided in Section 12 hereof, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person from the Collateral Account.

The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

       Section 6. Investing of Amounts in the Collateral Account. The Trustee will, upon receipt of the written instructions of the Company from time to time, subject to Section 12 hereof, instruct the Disbursement Agent to

              (a) invest amounts on deposit in the Collateral Account in such Cash Equivalents and Marketable Securities in the name of the Trustee as the Company may select; and

              (b) invest interest paid on the Cash Equivalents and Marketable Securities referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents or Marketable Securities that may mature or be sold in the name of the Trustee as the Company may select.





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The Cash Equivalents and Marketable Securities referred to in clauses (a) and
(b) above are herein referred to, collectively, "Collateral Investments". Interest and proceeds that are not invested or reinvested in Collateral Investments as provided in the immediately preceding sentence shall be deposited and held in the Collateral Account. The Trustee shall have no liability for investments made in accordance with the Company's written instructions, except for losses and damages due to the gross negligence, recklessness or willful misconduct of the Trustee.

       Section 7. Representations and Warranties. The Company represents and warrants for itself and the Account Collateral as follows:

              (a) The Company is the legal and beneficial owner of the Account Collateral in which it is granting a security interest free and clear of any Lien, except for Liens created hereunder in favor of the Trustee and Permitted Liens (as such term is defined in the Indenture). No effective financing statement or other instrument similar in effect covering all or any part of the Account Collateral is on file in any recording office, except such as may have been filed in favor of the Trustee relating to this Security Agreement or such as may relate to Permitted Liens.

              (b) The Company is authorized to enter into this Security Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Security Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to creditors' rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (c) This Security Agreement and the pledge and assignment of the Account Collateral pursuant hereto create a valid security interest in the Account Collateral, securing the payment of the Indenture obligations.

              (d) Neither the execution and delivery of this Security Agreement by the Company, the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof will (i) violate the Company's charter or bylaws, (ii) violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Company is a party, the violation of which would (x) have a material adverse effect on the business, assets, operation or condition of the Company or (y) materially impair the rights of the benefits available to the Trustee under this Security Agreement or (z) materially impair the value of the Account Collateral, (iii) violate any law, order, rule or regulation applicable to the Company of any court or any other governmental body having jurisdiction over the Company or its properties, the violation of which would
(x) have a material adverse effect on the business, assets, operation or condition of the Company or (y) materially impair the rights of the benefits available to the Trustee under this Security Agreement or (z) materially impair the value of the Account Collateral, or (iv) result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Account Collateral.

              (e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required for (i) the grant by the Company of the pledge, assignment and security interest granted hereby or the execution, delivery or performance of this Security Agreement by the Company, (ii) the perfection or maintenance of the pledge, assignment and security interest crated hereby, or
(iii) the exercise by the Trustee of its rights provided for in this Security Agreement or the remedies in respect of the Account Collateral pursuant to this Security Agreement, other than those authorizations, approvals, actions, notices and filings which have been obtained, taken, given or made, as applicable.

       Section 8. Certain Covenants. So long as the payment or performance of any Indenture obligation remains outstanding and until such time as the Indenture shall have been satisfied and discharged in accordance with Article VIII hereof, the Company shall:





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              (a)    comply, and cause each of its Subsidiaries to comply, in
all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the Employment Retirement Income Security Act of 1974, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970;

              (b) pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon the Account Collateral and (ii) all lawful claims that, if unpaid, might by law become a Lien upon the Account Collateral in accordance with, and to the extent required under, Section 4.7 of the Indenture;

              (c)    from time to time, at the sole expense of the Company,

                     (i) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Trustee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral; and

                     (ii) furnish to the Trustee statements and schedules further identifying and describing the Account Collateral and such other reports in connection with the Account Collateral as the Trustee may reasonably request, all in reasonable detail (provided, however, that the Trustee shall have no liability in the event that it determines not to make such request).

The Company hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any party of the Account Collateral without the signature of the Company where permitted by law and by power of attorney where acquired. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Account Collateral or any part thereof shall be sufficient as a financing statement where permitted by law;

              (d) permit the Trustee, for the benefit of the Holders, at all times to have full and free access during normal business hours to all the books, correspondence and records of the Company relating to the Account Collateral (other than information which is privileged and confidential), and the Trustee, for the benefit of the Holders, may examine the same, make abstracts therefrom and make photocopies thereof, and the Company agrees to render to the Trustee, for the benefit of the Holders, at the Company's sole cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto;

              (e) not change its name or conduct any significant portion of its business under any new tradenames, identity or corporate structure until
(i) it shall have given to the Trustee, for the benefit of the Holders, not less than thirty (30) days prior written notice of its intention to do so in the case of a change of name, identity or corporate structure, or thirty (30) days prior written notice of its intention to do so in the case of a new tradename, clearly describing such new name, identity or corporate structure or such new tradename and providing such other information in connection therewith as the Trustee, for the benefit of the Holders, may reasonably request, and
(ii) with respect to such new name, identity or corporate structure or such new tradename, it shall have taken all action satisfactory to the Trustee, as the Trustee, for the benefit of the Holders, may reasonably request to maintain the security interest in the Account Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect;

              (f) not take or permit to be taken any action which is reasonably likely to impair the Account Collateral or the Trustee's rights in the Account Collateral;

              (g) not create, incur or permit to exist, will defend the Account Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Account Collateral, other than the





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Liens created hereby and Permitted Liens and will defend the right, title and interest of the Trustee for the benefit of the Holders in and to any of the Account Collateral against the claims and demands of all Persons whomsoever (other than the holders of a Permitted Lien); and

              (h) not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Account Collateral.

       Section 9. Trustee Appointed Attorney-in-Fact. The Company hereby appoints the Trustee the Company's attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time, to take any action and to execute any instrument necessary to accomplish the purposes of this Security Agreement, including, without limitation, to file any claims or take any action or institute any proceedings necessary for the collection of any of the Account Collateral, to enforce compliance with the terms and conditions of any agreements that are part of the Account Collateral or to enforce the rights of the Trustee with respect to any of the Account Collateral.

       Section 10. Trustee May Perform. If the Company fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 15(b) hereof. Regardless of whether or not there shall have occurred any Default or Event of Default, the Trustee may institute and maintain or cause in the name of the Company or the Trustee, or any of them, to be instituted and maintained, such suits and proceedings as the Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or perfection of the Account Collateral in contravention of the terms of the Indenture.

       Section 11. Trustee's Duties. The powers conferred on the Trustee hereunder are solely to protect its interest in the Account Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Account Collateral in its actual possession or under its exclusive control, and the accounting for moneys actually received by it hereunder, and except as otherwise expressly set forth herein, in the Indenture and in the Disbursement Agreement, the Trustee shall have no duty as to any Account Collateral, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Account Collateral.

       Section 12.  Default; Remedies.

              (a) "Event of Default" shall have the meaning set forth in the Indenture.

              (b) If an Event of Default shall have occurred and be continuing to the actual knowledge of the Trustee, the Trustee shall commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of the Security Agreement and the Account Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Account Collateral, as it deems appropriate in its sole discretion or as instructed by the Requisite Holders (as defined in Section 12(g) below) to the extent allowed by law. If any Event of Default that was the basis for the commencement of such action shall have been cured or waived, and, in the case where there has been an acceleration, rescission of such acceleration shall have occurred, in each case in accordance with the terms of the Indenture, any direction to the Trustee to take any action in connection with the aforementioned notice shall be deemed rescinded upon notification by that percentage of Holders necessary to effect such waiver with respect to such Event of Default as provided for in the Indenture. The Trustee shall have no obligation to take any collection or enforcement action except upon satisfaction of the conditions set forth in Section 6.7 and 6.11 of the Indenture applied to this Security Agreement.

              (c) If an Event of Default shall have occurred and be continuing, the Trustee itself or by its agents or attorneys may (i) exercise any or all of its rights and remedies under the Indenture, any Security Document or any other instrument or agreement securing, evidencing or relating to the Indenture obligations or





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under applicable laws, (ii) retain, gain or acquire possession of the Account
Collateral of (iii) sell, assign, transfer or dispose of, or endorse and deliver, the whole or, from time to time, any part of the Account Collateral at public or private sale or sales, at any exchanges, brokers board or at any of the Trustee's offices or elsewhere, for cash, upon credit or for other property, for immediate or future delivery and, to the extent permitted by law, for such price or prices and on such other terms as the Trustee may deem commercially reasonable. Upon consummation of any such sale, the Trustee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Account Collateral so sold. Each such purchaser at any such sale shall holder the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives (to the full extent permitted by law) all rights of redemption, stay or appraisal that the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall give the Company ten (10) business days' notice (which the Company agrees shall be deemed to be reasonable notification within the meaning of Section 9-504(3) of the UCC) of the Trustee's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Trustee may fix. At any such sale, the Account Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Trustee may, in its sole discretion, determine. The Trustee shall not be obligated to make any sale of the Account Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Account Collateral may have been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Account Collateral is made on credit for future delivery, the Account Collateral so sold may be retained by the trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Account Collateral so sold and, in case of any such failure, such Account Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by suits or suits at law or in equity to foreclose the lien created by this Security Agreement and sell the Account Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. If under mandatory requirements of applicable law, the Trustee shall be required to make disposition of the Account Collateral within a period of time that does not permit the giving of notice to the Company as hereinbefore provided, the Trustee need give the Company only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

              (d) The Company agrees that, if any Event of Default shall have occurred and be continuing, than and in every case, and in addition to the rights and remedies available to a secured party under any applicable provision of the UCC, or any other applicable law, the Trustee may:

                     (i) instruct the obligor or obligors on any instrument or other obligation constituting the Account Collateral to make any payment or render any performance required by the terms of such instrument or obligation directly to the Trustee or its designee;

                     (ii) sell or otherwise liquidate, or direct the Company to sell or other liquidate, any or all investments made in whole or in part with the Account Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

                     (iii) exercise any and all rights and remedies of the Company in respect of the Account Collateral, including, without limitation, any and all rights of the Company to demand or otherwise require payment of any amount under, or performance of any provision of, any agreement, and all payments received by the Company under or in connection with any agreement, and all payments received by the Company under or in connection with any agreement or otherwise in respect of the Account Collateral shall be received in trust for the benefit of the Trustee, shall be segregated from other property and funds of the Company and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement); or





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                     (iv)   without notice to the Company except as required by
       law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Account Collateral against all or any part of the Indenture obligation and, in connection therewith, the Trustee, without notice to the Company, may instruct the Disbursement Agent in writing to deliver all or any part of the Account Collateral to the Trustee.

              (e) At any public sale of the Account Collateral, whether pursuant to power of sale or otherwise hereunder, the Trustee or any Holder may, to the extent permitted by applicable law, bid for and purchase, free from any right of redemption, stay or appraisal (all such rights being hereby waived and released by the Company to the extent permitted by law), the Account Collateral or any part thereof or an interest therein and upon compliance with the terms of such public sale may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to the Company for the proceeds of such public sale, except to the extent that there is a surplus of such proceeds in excess of the Indenture obligations, in which case, such surplus shall be delivered to the Company. The Company will execute and deliver or cause to be executed and delivered, such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as the Trustee shall request in connection with any such public sale.

              (f) If an Event of Default shall have occurred and be continuing, all proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any of the Account Collateral, together with any monies held by the Trustee under the provisions of this Security Agreement, shall be applied by the Trustee in accordance with the provisions of Section 6.6 of the Indenture. All payments received by the Company under or in respect of the Account Collateral shall be received in trust for the benefit of the Trustee, shall be segregated from other property of the Company shall be forthwith paid over to the Trustee in the same form as received (with any necessary endorsement).

              (g) For purposes of this Section 12, "Requisite Holders" means the Holder or Holders of a majority of the aggregate principal amount of the outstanding Notes.

       Section 13. Sale of Account Collateral. If the Trustee shall determine to exercise its right to sell, assign or transfer all or any of the Account Collateral pursuant to Section 12 hereof, the Company agrees that, upon request of the Trustee, the Company will do or cause to be done all acts and things as may be necessary to make such sale, assignment or transfer of the Account Collateral or any part thereof valid and binding and in compliance with applicable law. The Trustee is authorized, in connection with any sale of the Account Collateral pursuant to Section 12 hereof, to deliver or otherwise disclose to any prospective purchaser of the Collateral any information in its possession relating to the Account Collateral. The Company acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Trustee or the Holders by reason of the failure by the Company to perform any of the covenants contained in this Section 13 and, consequently, agrees that, if the Company shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Account Collateral on the date the Trustee shall demand compliance with this
Section 13.

       Section 14.  Regulatory Matters.

              (a) The Company shall take all action that the Trustee may request in the exercise of its rights and remedies hereunder. In furtherance of this right, the Company shall:

              (i) cooperate fully with the Trustee in obtaining all approvals and consents from each governmental authority that the Trustee may deem necessary or advisable to accomplish any transfer or assignment of any part of the Account Collateral;





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              (ii)   prepare, execute and file with any government authority
       any application request for consent, certificate or instrument that the Trustee may deem necessary or advisable to accomplish any such transfer or assignment of any part of the Account Collateral; and

              (iii) do or cause to be done all such other acts and things as may be necessary to make any sale or sales of all or any part of the Account Collateral valid and binding and in compliance with any and all applicable laws, rules, regulations, orders or decrees, all at the Company's expense.

The Company further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee, as secured party, for which the Trustee would have no adequate remedy at law in respect for such breach and, as a consequence, agrees that each and every covenant contained in this Section 14 shall be specifically enforceable against the Company and the Company waives and agrees not to assert any defenses against an action for specific performance of such covenants.

              (b) To enforce the provisions of this Section 14, the Trustee is authorized to request the consent or approval of any governmental authority to a voluntary or involuntary transfer of control of any of the Account Collateral. In connection with the exercise of its remedies under this Security Agreement, the Trustee may obtain the appointment of a trustee or receiver to assume, upon receipt of all necessary consents and approvals of any judicial or other governmental authority, control of the Account Collateral. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Trustee under this Security Agreement.

       Section 15.  Indemnity and Expenses.

              (a) The Company agrees to indemnify the Trustee from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of the Security Agreement), except (i) valid claims (as determined by a nonappealable order of any court of competent jurisdiction) arising out of a breach by the Trustee of this Agreement or the Disbursement Agreement, or (ii) claims, losses or liabilities resulting from the Trustee's gross negligence, bad faith, recklessness or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. The indemnification of the Trustee set forth in the immediately preceding sentence is cumulative and not exclusive of any indemnity of the Trustee set forth in the Indenture.

              (b) The Company will pay upon demand to the Trustee the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Trustee may incur in connection with (i) the negotiation, execution and enforcement of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Account Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee or the Holders hereunder or (iv) the failure by the Company to perform or observe any of the provisions hereof, and all amounts so incurred by the Trustee shall be entitled to the benefits of Section 7.7 of the Indenture.

       Section 16. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Security Agreement, and no consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Trustee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof or consent thereto, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

       Section 17. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as provided in Section
14.2 of the Indenture.  Any





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
party hereto may by notice to the other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Company may give notice to the Holders at the addresses set forth for them in the register kept by the Registrar under the Indenture or may request that the Trustee notify the Holders at such addresses.

       Section 18. Continuing Security Interest; Assignment Under the Indenture. This Security Agreement shall create a continuing security interest in the Account Collateral and shall (a) remain in full force and effect until the date on which the Indenture obligations shall have been indefeasibly paid in full and the Indenture shall have been satisfied and discharged in accordance with Article VIII thereof, (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as provided in the Indenture.

       Section 19. Release and Termination. On the date on which the Indenture obligations shall have been indefeasibly paid and performed in full and the Indenture shall have been satisfied and discharged in accordance with
Article VIII thereof, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Account Collateral shall revert to the Company. Upon any such termination, the Trustee, at the Company's expense, will return to the Company such of the Account Collateral in its possession as shall not have been sold, transferred or otherwise applied pursuant to the terms of the Notes, the Indenture and the Security Documents, and will execute and deliver to the Company such documents prepared by the Company and delivered to the Trustee as the Company shall reasonably request to evidence such termination, provided, however, that this Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company as if such payment had not been made.

       Section 20. Governing Law; Terms. This Security Agreement shall be construed in accordance with, and this Security Agreement and the transactions described herein shall be governed by, the laws of the State of New York as to all issues, including, without limitation, issues of validity, interpretation, effect, performance and remedies. Unless otherwise defined herein or in the Indenture, terms used in Article 9 of the New York Uniform Commercial Code are used herein as therein defined.

       Section 21. Waiver of Claims. Except as otherwise provided in this Security Agreement, THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE'S TAKING POSSESSION OR THE TRUSTEE'S DISPOSITION OF ANY OF THE ACCOUNT COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and to the full extent permitted by applicable law, the Company hereby further waives:

       (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Trustee's gross negligence, bad faith or willful misconduct;

       (b) all other requirements as to the time, place and terms of sale or other requirements, with respect to the enforcement of the Trustee's rights and powers hereunder; and

       (c) except as provided in Section 12(c) hereof, all rights of redemption, appraisement, valuation, stay, marshalling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Security Agreement or the sale or other disposition of the Account Collateral or any portion thereof, and the Company, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

Any sale of, or the exercise of any options to purchase, or any other realization upon, any Account Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Company therein and thereto, and shall be a perpetual bar, both at law and in equity, against the Company and against any and all persons claiming or attempting to claim the Account Collateral so sold, optioned or realized upon, or any part thereof, through and under the Company.

       Section 22. Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

       Section 23. Remedies Cumulative; No Waiver. Each right, power and remedy of the Trustee provided for herein, in the Indenture or any Security Document or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Trustee or any Holder provided for herein, in the Indenture or any Security Document or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder, or now or hereafter existing at law or in equity, by statute or otherwise. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right, power or remedy hereunder, or under the Indenture or any Security Document or under another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder, or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand on the Company hereunder shall, of itself, entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

       Section 24. Additional Collateral. Without notice or consent of the Company and without impairment of the security interests and rights created by this Security Agreement, the Trustee may accept from any person or persons additional collateral or other security for the Indenture obligations. The creation of the security interests created hereunder and the acceptance of any such additional collateral or security shall not prevent the Trustee from resorting to such additional collateral or security or to the Account Collateral, in any order, and shall not affect the Trustee's rights hereunder.

       Section 25. Waiver. To the extent permitted by applicable law, the Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indenture obligations and this Security Agreement and any requirement that the Trustee protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity.

       Section 26. Severability. In the event that any provision contained in this Security Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this

Security Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

       Section 27. Headings. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

       Section 28. Execution in Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. A complete set of counterparts shall be lodged with the Trustee.

       Section 29. Confidentiality. The parties agree that they and their employees have maintained and will maintain, in confidence, all data, summaries, reports or information of all kinds, whether oral or written, provided pursuant to this Security Agreement or acquired or developed in any manner from the other party's personnel or files (the "Confidential Information"), and that they have not and will not reveal the same to any persons not employed by the other party except: (a) at the written direction of such party; (b) to the extent necessary to comply with the law, reporting requirements imposed by the Securities and Exchange Commission, or the valid order of a court of competent jurisdiction, in which event the disclosing party shall no notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; (c) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section; (d) in order to enforce any of its rights pursuant to, or in any other dispute with respect to, this Agreement;
(e) if, at the time of disclosure to the recipient, the Confidential Information is in the public domain; (f) if, after disclosure to the recipient, the Confidential Information becomes part of the public domain by written publication through no fault of the recipient; or (g) to any one or more Holders and their representatives and agents.

              IN WITNESS WHEREOF, the Company and the Trustee have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                   TRANSAMERICAN REFINING CORPORATION


                                   By:          /s/ Ed Donahue
                                           ------------------------------------
                                           Authorized Signatory



                                   FIRST UNION NATIONAL BANK, as Trustee


                                   By:          /s/ W. Jeffrey Kramer
                                           ------------------------------------
                                           Authorized Signatory





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